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                                   EXHIBIT 4.1

                        SPECIMEN COMMON STOCK CERTIFICATE

Incorporated Under the Laws of the State of North Carolina

This Certifies that _____________ is the owner of ________________ fully paid and nonassessable shares of the common stock of the par value $1.00 each of Crescent Financial Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: _______________________

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Corporate Secretary                        President and Chief Executive Officer

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CRESCENT FINANCIAL CORPORATION

The Corporation is authorized to issue preferred stock with such designations, relative rights, preferences and limitations as may be determined by the Board of Directors. The preferred stock may be issued in one or more series. Upon written request of any shareholder, the Corporation will forward, without charge, the information regarding the preferred stock.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILIATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common UGMA/UTMA -- _______ Custodian _________ under Uniform Gifts/Transfers to Minors Act _____ (State)

Additional abbreviations may also be used though not on the above list.

For value received, _____ hereby sell, assign and transfer unto __________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________ attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________

Signature(s) Guaranteed ______________________